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                                                                    EXHIBIT 99.1



                                    CONSENT



    I, James A. Arcara consent to the inclusion of my name and biography in the registration statement relating to the initial public offer of Metro Networks, Inc.



                                          /s/ JAMES A. ARCARA


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                                          James A. Arcara